EXHIBIT 5





                              SUBSCRIPTION AGREEMENT


                   THIS SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of December 19, 1996 by and among CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), Security Capital U.S. Realty, a Luxembourg corporation (the "Advancing Party"), and Security Capital Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of the Advancing Party ("Subscriber"). Capitalized terms not other-wise defined herein have the meanings ascribed to them in the November Subscription Agreement (as hereinafter defined).

                   WHEREAS, in connection with the Company's issuance and sale in a public offering (the "Public Offering") on Novem-ber 27, 1996 of 5,000,000 shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), the Company, the Advancing Party and Subscriber entered into a Sub-scription Agreement on November 21, 1996 and, on November 27, 1996, effected the purchase by the Subscriber of 2,142,857 shares of the Company's Common Stock (the "November Subscrip-tion Agreement");

                   WHEREAS, in connection with the Public Offering, the Company, pursuant to the terms of a terms agreement dated November 21, 1996 (the "Terms Agreement"), granted the right to the underwriters listed therein to purchase up to 750,000 shares of the Company Common Stock to cover over-allotments; and

                   WHEREAS, the underwriters have exercised their over-allotment option pursuant to the Terms Agreement, and the Subscriber wishes to exercise its Participation Rights in connection with the exercise by the underwriters of their over-allotment option.

                   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                   1. Purchase and Sale. Subscriber hereby purchases 321,429 shares of Company Common Stock (the "USRealty Shares") at a purchase price of $26 per share (the Public Offering price per share) for a total purchase price of $8,357,154. The Com-pany hereby acknowledges receipt of payment of the purchase price and Subscriber hereby acknowledges receipt of a stock certificate representing the USRealty Shares in the name and denomination previously requested by Subscriber.

                   2. Reaffirmation of Representations and Warranties. The Company hereby reaffirms the representations and warranties made by it to the Subscriber and the Advancing Party as set forth in the November Subscription Agreement and such represen-tations and warranties hereby are incorporated by reference into this Agreement as if such representations and warranties were set forth herein. The Subscriber and the Advancing Party hereby reaffirm the



         representations and warranties made by them to the Company as set forth in the November Subscription Agreement and such representations and warranties hereby are incorporated by reference into this Agreement as if such representations and warranties were set forth herein.

                   3. Indemnification. The parties agree that the sur-vival provisions and the indemnification provisions and proce-dures as set forth in Article 5 of the November Subscription Agreement hereby are incorporated by reference into this Agree-ment as if such provisions and procedures were set forth herein.

                   4.  Miscellaneous.

                   4(a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmis-sion service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                   4(b) Governing Law. This agreement shall be gov-erned by and construed in accordance with the laws of the state of Maryland without reference to the choice of law principles thereof.

                   4(c) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understand-ings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                   4(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither Subscriber nor the Advancing Party shall be permitted to assign any of its rights hereunder to any third party; provided, however, that Sub-scriber and the Advancing Party may assign all (but not less than all) of their rights hereunder to any other Investor so long as such other Investor agrees in writing, in a form rea-sonably acceptable to the Company, to be bound by all the terms and conditions of this Agreement.

                   4(e) Headings. The Section and other headings con-tained in this Agreement are inserted for convenience of refer-ence only and shall not affect the meaning or interpretation of this Agreement.

                   4(f) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by


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         the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                   4(g) Expenses. Except as set forth in this Agree-ment, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contem-plated hereby shall be paid by the party incurring such costs and expenses.

                   4(h) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                   4(i) Further Assurances. The Company, Subscriber and the Advancing Party agree that, from time to time, each of them will execute and deliver such further instruments of con-veyance and transfer and take such other action as may be nec-essary to carry out the purposes and intents hereof.

                   4(j) Joint and Several Liability; Guaranty. The obligations and liability of Subscriber and the Advancing Party under or in connection with this Agreement are joint and sev-eral. The Advancing Party hereby unconditionally and irrevo-cably guarantees and agrees to be responsible for the payment and performance of all of Subscriber's obligations hereunder.

                   4(k) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes here-under if in writing and delivered personally, sent by docu-mented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth in the November Subscription Agreement.





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                   IN WITNESS WHEREOF, the parties hereto have duly
         executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.


                                       CARRAMERICA REALTY CORPORATION



                                       By:   /s/ Brian K. Fields
                                       Name:  Brian K. Fields
                                       Title:  Chief Financial Officer



                                       SECURITY CAPITAL HOLDINGS S.A.



                                       By:   /s/ Paul E. Szurek
                                       Name:  Paul E. Szurek
                                       Title:  Managing Director



                                       SECURITY CAPITAL U.S. REALTY



                                       By:   /s/ Paul E. Szurek
                                       Name:  Paul E. Szurek
                                       Title:  Managing Director













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